                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      AFFILIATED COMMUNITY BANCORP, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                      AFFILIATED COMMUNITY BANCORP, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                      AFFILIATED COMMUNITY BANCORP, INC.
                                716 MAIN STREET
                         WALTHAM, MASSACHUSETTS 02254

                                                                 March 20, 1997

Dear Fellow Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Affiliated Community Bancorp, Inc. (the "Company"), to be held at the Sheraton Tara Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, on Wednesday, April 23, 1997, at 9:30 a.m.

  At the Annual Meeting, you will be asked to elect two nominees to the Board of Directors of the Company and consider a proposal to amend and restate the Company's 1995 Stock Option Plan and such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that stockholders vote in favor of each of the nominees and in favor of the proposal to amend and restate the Company's 1995 Stock Option Plan.

  Enclosed is a Notice of Annual Meeting of Stockholders and a Proxy Statement which provide information relating to the matters to be considered at the Annual Meeting. The Board of Directors has fixed March 3, 1997 as the record date for the Annual Meeting. All stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

  A form of proxy solicited by the Board of Directors is enclosed for your convenience. Please mark, sign, date and return the enclosed proxy card promptly. Stockholders of record who attend the Annual Meeting may vote in person at the meeting, even if they have previously delivered a signed proxy.

  I, along with the other members of management and the Board of Directors, look forward to greeting you at the Annual Meeting.

                                          Very truly yours,

                                         /s/ Timothy J. Hansberry
                                         ------------------------------
                                          Timothy J. Hansberry
                                          President and Chief Executive
                                           Officer

                                  IMPORTANT:

 PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                      AFFILIATED COMMUNITY BANCORP, INC.
                                716 MAIN STREET
                         WALTHAM, MASSACHUSETTS 02254

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 23, 1997

  NOTICE IS HEREBY GIVEN THAT the 1997 Annual Meeting of Stockholders of Affiliated Community Bancorp, Inc. ("AFCB") will be held at the Sheraton Tara Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, on Wednesday, April 23, 1997, at 9:30 a.m., for the following purposes:

  (1) To elect two Directors of AFCB, each for a three-year term to continue until the 2000 Annual Meeting of Stockholders and until the Director's successor is duly elected and qualified;

  (2) To approve the amendment and restatement of AFCB's 1995 Stock Option Plan, including an increase in the number of available shares by 250,000, which is equal to approximately 4.8 percent of AFCB's outstanding shares; and

  (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 3, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ Quentin J. Greeley, Esq.
                                          ------------------------------
                                          Quentin J. Greeley, Esq.
                                          Corporate Clerk

Waltham, Massachusetts
March 20, 1997

                      AFFILIATED COMMUNITY BANCORP, INC.
                                716 MAIN STREET
                         WALTHAM, MASSACHUSETTS 02254

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 23, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Affiliated Community Bancorp, Inc. ("AFCB") for use at the 1997 Annual Meeting of Stockholders of AFCB (the "Annual Meeting") to be held at the Sheraton Tara Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, on Wednesday, April 23, 1997 at 9:30 a.m., or any adjournments or postponements thereof.

  At the Annual Meeting, the stockholders of AFCB will be asked to consider and vote upon the following matters:

  1. The election of two Directors of AFCB, each for a three-year term to continue until the 2000 Annual Meeting of Stockholders and until the Director's successor is duly elected and qualified;

  2. To approve the amendment and restatement of AFCB'S 1995 Stock Option Plan, including an increase in the number of available shares by 250,000, which is equal to approximately 4.8 percent of AFCB'S outstanding shares; and

  3. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                                    GENERAL

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of AFCB on or about March 20, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on March 3, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only registered holders of common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 5,165,166 shares of AFCB's common stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record on each matter to be voted upon at the Annual Meeting.

  The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock of AFCB is necessary to constitute a quorum at the Annual Meeting. Proxies received with abstentions and broker non-votes, if any, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

  STOCKHOLDERS OF AFCB ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY AFCB AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED

THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF JACK E. CHAPPELL AND FRED C. BAILEY AS DIRECTORS OF AFCB AND TO APPROVE THE AMENDMENT AND RESTATEMENT OF AFCB'S 1995 STOCK OPTION PLAN. IT IS NOT ANTICIPATED THAT ANY OTHER MATTER WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Corporate Clerk of AFCB, Quentin J. Greeley, Esq., at the address above, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The 1996 Annual Report of AFCB, including financial statements for the fiscal year ended December 31, 1996, is being mailed to AFCB stockholders concurrently with this Proxy Statement. However, the Annual Report is not a part of the proxy solicitation material.

  AFCB is a Massachusetts corporation formed as a holding company in 1995 in order to effect an affiliation (the "Affiliation") between The Federal Savings Bank ("TFSB"), a federally-chartered savings bank based in Waltham, Massachusetts, and Lexington Savings Bank ("LSB"), a Massachusetts-chartered savings bank based in Lexington, Massachusetts. The Affiliation became effective at the close of business on October 18, 1995. On that date, TFSB and LSB became wholly-owned bank subsidiaries of AFCB.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

  The Board of AFCB consists of six members and is divided into three classes, with each class consisting of two members. Directors serve for staggered three-year terms, with one class of Directors being elected at each annual meeting of AFCB stockholders.

  At the Annual Meeting, two Directors will be elected to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board has nominated JACK E. CHAPPELL and FRED C. BAILEY for election as Directors at the Annual Meeting. Messrs. Chappell and Bailey have agreed to stand for election and to serve if elected as Directors. However, if either Mr. Chappell or Mr. Bailey fails to stand for election or is unable to accept election, properly executed proxies not marked to the contrary will be voted for the election of such other person as the Board may recommend.

  A quorum being present at the Annual Meeting, the affirmative vote of a plurality of the votes cast is required to elect a nominee as a Director. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of Directors.

  Set forth below is certain information regarding Mr. Chappell and Mr. Bailey, as well as the continuing Directors, based on information furnished by them to AFCB.

   NAME                                       AGE* DIRECTOR SINCE TERM TO EXPIRE
   ----                                       ---- -------------- --------------
Fred C. Bailey...............................  71       1995           2000+
Kendrick G. Bushnell.........................  67       1995           1999
Jack E. Chappell.............................  69       1995           2000+
Timothy J. Hansberry.........................  53       1995           1998
Edward S. Heald..............................  50       1995           1998
James E. McCobb, Jr..........................  54       1995           1999

--------
* As of March 1, 1997
+ If elected at the Annual Meeting

  MR. BAILEY is Chairman of the Board of Directors of LSB and has been a member of the LSB Board since 1986. Prior to his retirement in 1991, he was a Group Executive and Consultant for Teledyne, Inc., an engineering and manufacturing firm.

  MR. BUSHNELL is Chairman of the Executive Committee of the Board of Directors of LSB and has been a member of the LSB Board since 1986. He is an independent management consultant.

  MR. CHAPPELL has served as Chairman of the Board of Directors of AFCB since the Affiliation in October 1995 and was a Director of TFSB from 1980 until 1995. From 1987 to 1990, he was President and Chief Executive Officer of TFSB. From TFSB's conversion to stock form in 1993 until the Affiliation, Mr. Chappell also served as Chairman of Main Street Community Bancorp, Inc. ("MSCB"), the holding company of TFSB prior to the Affiliation.

  MR. HANSBERRY has been President, Chief Executive Officer and a Director of AFCB since its formation in April 1995. Mr. Hansberry served as the President & Chief Executive Officer of LSB from 1992 to 1995. Prior to joining LSB, Mr. Hansberry served as President and Chief Executive Officer of Randolph Savings Bank from 1990 to 1992, and prior to that, as Executive Vice President of Shawmut Bank, N.A.

  MR. HEALD is Corporate Vice President and Branch Manager of A.G. Edwards & Sons, Inc., Newton, Massachusetts, a financial services firm, where he has been employed since 1982. He has been a Director of TFSB since 1987 and was a Director of MSCB from 1993 until the Affiliation.

  MR. MCCOBB has served as President, Chief Executive Officer and Director of TFSB since August 1994. Mr. McCobb also served as Senior Vice President and Chief Financial Officer of TFSB from 1991 to 1994. Mr. McCobb was President and Chief Executive Officer and a Director of MSCB from 1994 until the Affiliation. Prior to joining TFSB, Mr. McCobb was employed from 1984 to 1991 by Andover Bank, a Massachusetts-chartered stock savings bank and a subsidiary of Andover Bancorp, Inc., where he served as Executive Vice President, Chief Financial Officer and a Director.

MEETINGS OF THE BOARD AND COMMITTEES

  During 1996 the Board held eight meetings. Each Director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board; and
(2) the total number of meetings held by all committees of the Board on which the Director served.

  The Board has four standing committees, the Audit & Compliance Committee, the Compensation Committee, the Option Committee and the Asset/Liability Committee. There is no separate standing nominating committee.

  The Audit & Compliance Committee includes Messrs. Bailey (Chairman) and Chappell. In addition, the Committee has four non-voting advisory members, each of whom is a Director of a subsidiary bank. The advisory members are Edwin B. Cox and Gerald W. Howell from LSB and Patricia M. Flynn and Anthony
A. Mangini from TFSB. The purpose of this committee is to meet with AFCB's independent auditors regarding the results of the annual audit and to monitor the adequacy of AFCB's internal accounting controls and the results of audits performed by AFCB's internal audit function. During 1996, this Committee met four times.

  The Compensation and Option Committees include Messrs. Bushnell (Chairman), Chappell and Heald. In addition, F. David Wells, Jr., a Director of LSB, is an advisory member. The purpose of the Compensation Committee is to monitor and review management salaries and fringe benefits. During 1996, the Compensation Committee met two times. The purpose of the Option Committee is to administer the AFCB 1995 Stock Option Plan, taking into consideration in its deliberations the recommendations of the Boards of Directors of both LSB and TFSB. During 1996, the Option Committee met one time.

  The members of the Asset/Liability Committee ("ALCO") include Messrs. McCobb (Chairman), Hansberry, Bernard R. Horn, Jr., a Director of LSB, and Douglas H. Sears, a Director of TFSB, as well as John G. Fallon and James A. Morgan, who are officers of AFCB. The purpose of this committee is to optimize net interest margin while monitoring interest rate risk and ensuring maintenance of proper capital and liquidity levels. During 1996, this committee met four times.

                              EXECUTIVE OFFICERS

  Each of AFCB's executive officers serves at the discretion of the Board. Set forth below is certain information as of March 1, 1997 regarding all of the current executive officers of AFCB.

       NAME              AGE                       POSITION
       ----              ---                       --------
Timothy J. Hansberry.......  53 President, Chief Executive Officer and Director
John G. Fallon.............  50 Executive Vice President and Chief Financial Officer
Quentin J. Greeley, Esq. ..  54 Executive Vice President, General Counsel and Clerk

  MR. HANSBERRY has been President, Chief Executive Officer and a Director of AFCB since its formation in April 1995. (See additional biographical information on page 3.)

  MR. FALLON has been Executive Vice President and Chief Financial Officer of AFCB since its formation in April 1995 and formerly served as Executive Vice President of LSB. Prior to joining LSB in 1993, Mr. Fallon was a Senior Vice President at Shawmut Bank, N.A.

  MR. GREELEY has been Executive Vice President, General Counsel and Clerk of AFCB since its formation in April 1995 and also has been Vice President, General Counsel and Secretary of TFSB from 1990 to the present.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows the annual compensation paid to the five highest paid executive officers of either AFCB, LSB or TFSB who received cash compensation in excess of $100,000 for 1996. Under the terms of a cost allocation agreement among AFCB, TFSB and LSB, the compensation and benefits of AFCB executives are paid either by TFSB or LSB with subsequent reimbursement by AFCB to TFSB or LSB as appropriate.

                                        ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                ------------------------------------ -----------------------
                                                                     SECURITIES
                                                        OTHER ANNUAL UNDERLYING  ALL OTHER
        NAME AND                                        COMPENSATION  OPTIONS   COMPENSATION
   PRINCIPAL POSITION      YEAR SALARY ($) BONUS ($)(1)    ($)(2)      (#)(3)       ($)
   ------------------      ---- ---------- ------------ ------------ ---------- ------------
Timothy J. Hansberry...... 1996  228,750      75,000        --         15,000       3,472(5)(6)
 President & CEO           1995  194,376      66,000        --            --        1,022(6)
 (AFCB)                    1994  184,692      45,000        --            --          --
James E. McCobb, Jr. ..... 1996  167,500      60,000(8)     --          8,000      21,895(4)(5)
 President & CEO           1995  150,769      60,000        --            --       20,802(4)(5)
 (TFSB)                    1994  130,750      39,617        --          8,000      17,334(4)(5)
William J. Gaddis, Jr. ... 1996  140,000      50,000(7)     --          7,000       2,828(5)(6)
 President & CEO           1995  123,385      25,000        --            --          427(6)
 (LSB)                     1994  117,000      20,000        --         18,000         --
John G. Fallon............ 1996  142,500      45,000        --          7,000       2,899(5)(6)
 Executive V. P. & CFO     1995  123,000      31,000        --            --          561(6)
 (AFCB)                    1994  117,000      20,000        --         18,000         --
Richard E. Green.......... 1996  110,750      26,000(8)     --          4,500      18,542(4)(5)
 Senior V.P. &             1995  102,000      22,000        --            --       15,311(4)(5)
 Chief Lending Officer     1994   93,825      16,035        --            --       13,096(4)(5)
 (TFSB)

--------
(1) Bonus compensation includes any cash incentive payments (including total incentive compensation and/or profit sharing plans). Amounts reported for each year include payments made in the subsequent fiscal year that relate back to the year reported.
(2) There were none of the following: (a) payment of above-market or preferential earnings on restricted stock, options or stock appreciation rights ("SARs"), or deferred compensation; (b) deferred payments of earnings with respect to long-term incentive plans; (c) tax payment reimbursements; (d) preferential discounts on purchases of Common Stock; or (e) perquisites over the lesser of $50,000 or 10% of the individual's aggregate salary and bonus for the year.
(3) Represents the number of stock options granted under the AFCB 1995 Stock Option Plan in 1996 and the applicable MSCB or LSB option plan in 1994. Outstanding options of MSCB and LSB were assumed by AFCB in the Affiliation.
(4) Includes amount of contributions to TFSB's tax-exempt profit sharing plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.
(5) Includes dollar value determined by multiplying the number of shares of AFCB Common Stock or the Common Stock of MSCB in 1994, allocated to the account of the executive under TFSB's or LSB's Employees' Stock Ownership Plan ("ESOP") for each fiscal year by the closing price of such Common Stock as listed on the NASDAQ National Market System on the last trading date of such year. The aggregate number of allocated shares with respect to any of the above executives as of December 31, 1996 is as follows: Mr. Hansberry--107; Mr. McCobb--2,691; Mr. Gaddis--107; Mr. Fallon--107 and Mr. Green--2,162.
(6) Includes insurance benefits attributable to the LSB Supplemental Executive Retirement Plan.
(7) In addition to the above, Mr. Gaddis received $36,647 as reimbursement for 1996 re-location expenses.
(8) In addition, as a result of Internal Revenue Service rules relating to maximum employee contributions to 401(k) plans, $2,945 and $2,218 in discretionary 401(k) payments and $3,199 and $2,215 in match 401(k) payments were paid in cash to Mr. McCobb and Mr. Green respectively.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table describes stock options granted during 1996 to the executive officers set forth in the Summary Compensation Table above. There were none granted in 1995.

                                                                        POTENTIAL
                                                                       REALIZABLE
                                                                    VALUE AT ASSUMED
                          NUMBER OF  PERCENT OF                      ANNUAL RATE OF
                          SECURITIES   TOTAL                           STOCK PRICE
                          UNDERLYING  OPTIONS                       APPRECIATION FOR
                           OPTIONS   GRANTED TO EXERCISE            OPTION TERM($)(2)
                           GRANTED   EMPLOYEES   PRICE   EXPIRATION ------------------
          NAME              (#)(1)    IN 1996    ($/SH)     DATE       5%      10%
          ----            ---------- ---------- -------- ---------- -------- ---------
Timothy J. Hansberry....    15,000      18.3%   16.9375   4-17-06    159,779  404,910
James E. McCobb, Jr.....     8,000       9.8%   16.9375   4-17-06     85,215  215,954
William J. Gaddis, Jr...     7,000       8.5%   16.9375   4-17-06     74,563  188,958
John G. Fallon..........     7,000       8.5%   16.9375   4-17-06     74,563  188,958
Richard E. Green........     4,500       5.5%   16.9375   4-17-06     47,934  121,473

--------
(1) All are incentive stock options under the AFCB 1995 Stock Option Plan (the "Option Plan"). These options were granted on April 18, 1996 and vest ratably over the first three anniversaries of the grant date.
(2) Net gains from potential stock option exercises are estimated based on assumed rates of stock price appreciation over the options' terms, as set forth in rules promulgated by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Common Stock. The actual net gains, if any, are dependent on the actual future performance of the Common Stock and overall stock market conditions.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR END VALUES

  The following table sets forth certain information concerning the number and value of exercised and unexercised options to purchase AFCB's Common Stock at December 31, 1996. AFCB has never granted any SARs.

                                                                                    VALUE OF UNEXERCISED
                                                            NUMBER OF SHARES            IN-THE-MONEY
                                                         UNDERLYING UNEXERCISED            OPTIONS
                                                         OPTIONS AT YEAR-END(#)       AT YEAR-END($)(1)
                         SHARES ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME              EXERCISE(#)     REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------------ ----------- ----------- ------------- ----------- -------------
Timothy J. Hansberry....       3,000          41,250      33,000       15,000       424,875      66,563
James E. McCobb, Jr. ...         --              --       17,333       10,667       168,498      51,502
William J. Gaddis,
 Jr. ...................         --              --       18,000        7,000       101,250      31,063
John G. Fallon..........         --              --       18,000        7,000       101,250      31,063
Richard E. Green........         --              --       12,000        4,500       136,500      19,969

--------
(1) Represents the market value of shares of Common Stock covered by in-the-money options on December 31, 1996, less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The closing market price of the Common Stock on December 31, 1996 was $21.375 per share.

PENSION PLANS

  Each of AFCB's subsidiary banks, TFSB and LSB, maintains a pension plan. The following tables show estimated annual benefits payable upon retirement in specified compensation and years of service classifications for each of TFSB and LSB.

                               TFSB PENSION PLAN

                                                    YEARS OF SERVICE
                                            ---------------------------------
REMUNERATION                                  10      20       30       40
------------                                ------- ------- -------- --------
$ 60,000................................... $ 9,000 $18,100 $ 27,100 $ 36,900
  80,000...................................  12,500  25,100   37,600   50,900
 100,000...................................  16,000  32,100   48,100   64,900
 120,000...................................  19,500  39,100   58,600   78,900
 150,000...................................  24,800  49,600   74,400   99,900
 200,000...................................  33,500  67,100  100,600  113,636(1)

--------
(1) Represents maximum amount payable under the pension plan in 1996. Above figures do not reflect the change in maximum compensation limit from $235,840 to $150,000 effective July 1, 1994. Benefits accrued prior to July 1, 1994 are based on the prior compensation limit.

                               LSB PENSION PLAN

                                                      YEARS OF SERVICE
                                             -----------------------------------
REMUNERATION                                   10      15      20   25 AND AFTER
------------                                 ------- ------- ------ ------------
  60,000....................................   9,445  14,168 18,891    23,614
  80,000....................................  13,145  19,718 26,291    32,864
 100,000....................................  16,845  25,268 33,691    42,114
 120,000....................................  20,545  30,818 41,091    51,364
 150,000(2).................................  26,095  39,143 52,191    65,239

--------
(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $150,000 for plan years beginning in 1994.

To determine the annual amount to be received by an individual under the pension plan, the three highest yearly amounts of cash compensation are averaged to determine the individual's "Remuneration" for purposes of the table. The individual's annual pension plan payments then are ascertained by locating the person's years of service on the table. Benefits are not subject to any deduction for Social Security.

  The years of service of each executive for purposes of the table are as follows: Mr. Hansberry (LSB)--4, Mr. McCobb (TFSB)--5, Mr. Gaddis (LSB)--3, Mr. Fallon (LSB)--3 and Mr. Green (TFSB)--5.

REPORT ON EXECUTIVE COMPENSATION

 General

  The overall cash and equity compensation policies for the executive officers of AFCB and its bank subsidiaries, as well as specific compensation determinations for the executive officers of AFCB (namely, Messrs. Hansberry, Fallon and Greeley), and the Presidents of the Subsidiary Banks (namely, Mr. McCobb and Mr. Gaddis), are made by the AFCB Compensation Committee (the "AFCB Compensation Committee") and the AFCB Option Committee (the "Option Committee"). Cash compensation determinations for the other executive officers of AFCB's bank subsidiaries are made by the compensation or salary committee of the bank employing such executive officer (TFSB, in the case of Mr. Green). Thus, total compensation may be determined by a combination of action by committees of the parent and subsidiary Boards of Directors. As the Chairmen of each of the committees of the subsidiary banks are also members of the AFCB Compensation and Option Committees (Mr. Wells is Chairman of the LSB Compensation Committee; Mr. Heald is Chairman of the TFSB Compensation Committee), this report is made by the AFCB Compensation and Option Committees.

  AFCB. The compensation of AFCB's executive officers consists of two primary elements: (1) cash compensation in the form of base salary and bonuses, and
(2) long-term incentives in the form of AFCB stock options. With respect to the former, the AFCB Compensation Committee approves the compensation policies and procedures and establishes compensation levels for the executive officers. The Option Committee administers and grants awards under the Option Plan. The AFCB Compensation and Option Committees include Messrs. Bushnell (as Chairman), Chappell, and Heald, all of whom are non-employee Directors of AFCB, and Mr. Wells from the LSB Board, as an advisory member.

  SUBSIDIARIES. Similarly, the compensation of subsidiary bank executive officers consists of cash compensation in the form of base salary and bonuses, and long-term incentives in the form of AFCB stock options. In addition, LSB has established an ESOP, a profit sharing plan for the benefit of all eligible employees and a Senior Management Incentive Plan. TFSB has established an ESOP and a 401(k) plan for the benefit of all eligible employees and an incentive compensation program for key staff and other significant contributors. The Compensation Committees of each of LSB and TFSB consist of Directors who are not employees of either LSB or TFSB. The Compensation Committees of the subsidiary banks meet during the year, as appropriate.

 Base Salary and Bonuses

  BASE SALARIES. The Compensation Committees of AFCB and its subsidiaries each share similar philosophies with respect to cash compensation. The focus is on attracting and retaining qualified management by providing levels of compensation competitive within the local marketplace. In this regard, the Compensation Committees reviewed the compensation policies of a number of Massachusetts banks and holding companies of similar size when evaluating the appropriate salary range of the executive officers for 1996. All of these peer institutions are included in the Stockholder Return Comparison set forth below. Actual salary levels for all executive officers, including the Chief Executive Officer, were then set by subjective determination after giving due consideration to the foregoing and to the executive's individual performance.

  BONUSES. Cash bonuses are earned under the respective incentive compensation plans by key staff, which includes executive officers, primarily through their performances, both as a group and individually, in achieving annual planning goals of AFCB and/or the subsidiary banks as developed by the respective Compensation Committees. For each of AFCB, LSB and TFSB in 1996 these included achieving targeted return on assets, return on equity, earnings per share, loan growth, deposit growth, leveraging equity and efficiency (cost control) ratios.

  In addition,

    (a) the LSB committee included a qualitative evaluation of progress relative to community banking activities and regulatory rating; and
    (b) the TFSB committee included a comparison with a group of Massachusetts banks (all of which are included in the Stockholder Return Comparison below) with regard to various performance ratios.

  The 1996 bonuses as subjectively determined by the respective committees and reported in the Summary Compensation Table reflect the fact that AFCB, LSB and TFSB met or substantially met all of these goals.

 Stock Options

  As of the effective date of the Affiliation, the prior LSB and MSCB option plans were terminated except as to the administration of outstanding options, and no further options will be granted under these plans. Immediately prior to the effective date, an aggregate of 175,720 shares of common stock would have been available for future option grants under these plans. In lieu of future option grants under the LSB and MSCB plans, AFCB adopted the Option Plan as a replacement, pursuant to which options for 175,720 shares of AFCB Common Stock may be granted. Both incentive and non-qualified stock options may be granted under this plan. Options are granted at fair market value of the Common Stock at the grant date and expire ten years from such date.

  No options were granted to any of the executive officers of AFCB, LSB or TFSB in 1995. In 1996 options were granted to the executive officers as shown in the Summary Compensation Table and also to other officers and employees of AFCB, LSB and TFSB and directors of each entity in recognition of progress towards completing strategic and financial goals, and evaluation of the size and frequency of past awards.

  As the available shares under the Option Plan have been substantially depleted, the AFCB Board has amended and restated the Option Plan, subject to stockholder approval at the Annual Meeting, to add an additional 250,000 shares of Common Stock to the Option Plan in order to continue to utilize equity incentives in the future.

                     This report was submitted by the following:

                     Affiliated Community Bancorp, Inc.
                     Compensation and Option Committees

                     Kendrick G. Bushnell, Chairman
                     Jack E. Chappell
                     Edward S. Heald
                     F. David Wells, Jr., Advisory Member

DIRECTOR COMPENSATION

  AFCB Director compensation levels were initially approved in December 1995. In summary, Director's fees were established as follows: AFCB's Directors (other than employees of AFCB) are paid a retainer of $1,250 per quarter (annually, $5,000) and $500 for each Board meeting attended. For membership on each Committee they are paid a further retainer of $500 per quarter (annually, $2,000) and $350 per meeting. The Chairman of the Board of Directors is paid an annual retainer of $3,000 per quarter (annually, $12,000) and receives no other retainer fees. Each Chairman of a Committee receives $750 per quarter (annually, $3,000) in lieu of the regular Committee retainer. During 1996 a total of $54,700 was paid to Directors for various meetings.

SPECIAL TERMINATION AND SEVERANCE AGREEMENTS

  AFCB has entered into special termination agreements with Messrs. Hansberry, Fallon and Greeley. These agreements provide for the payment of certain severance benefits if any such officer's employment with AFCB is terminated (other than for cause), or if such officer terminates his employment under certain circumstances, within three years after a change of control of AFCB. With respect to Mr. Hansberry, the payment is equal to two times his annualized includible compensation and one and one-half times for Messrs. Fallon and Greeley. For purposes of each of the special termination agreements, a "change of control" is generally deemed to have occurred (i) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of AFCB representing 25% or more of the total number of votes that may be cast for the election of Directors; or (ii) if, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of AFCB immediately before such transaction shall cease to constitute a majority of the Board of Directors of AFCB or of any successor institution.

  AFCB has also entered into a severance agreement with Mr. Hansberry which would enable him to receive certain termination payments and benefits in the event his employment were terminated, whether or not as a result of a change in control. In such event, Mr. Hansberry's salary would continue to be paid for a period of eighteen months.

  Mr. McCobb has a severance agreement with TFSB similar to that noted above for Mr. Hansberry calling for continuation of salary payments for a period of twelve months in the event his employment were terminated. Messrs. McCobb, Green and Gaddis also have special termination agreements with their respective bank employers similar to those of Messrs. Hansberry, Fallon and Greeley noted above, providing for payments equivalent to two times annualized includible compensation for Mr. McCobb and Mr. Green and one and one-half times for Mr. Gaddis.

  If the existing special termination agreements were triggered, based on 1996 salary paid and 1996 bonus levels for the six executive officers involved, the amounts payable under such agreements (assuming no set-off from other employment) would be as follows: Mr. Hansberry--$607,500; Mr. McCobb-- $456,000; Mr. Gaddis--$285,000; Mr. Fallon--$281,250; Mr. Green--$274,500; and
Mr. Greeley--$177,750.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Beginning in 1995, LSB offered a Supplemental Executive Retirement Plan ("SERP") to certain key executives. The SERP is funded through life insurance policies with the policy benefits accruing to LSB and the executives. The SERP provides for yearly retirement benefits based on the return on certain insurance policies purchased by LSB in excess of the yield on an alternative investment of an equal amount deemed the opportunity cost as outlined in the plan, if any. Upon retirement, the annual earnings in excess of the opportunity cost, if any, are paid to the executives each year in addition to the benefit accrued to the retirement date, if any. The cash surrender value of the policies in the aggregate is approximately $1,710,000 as of December 31, 1996. Insurance benefits attributable to this plan for 1996 for Mr. Hansberry were $1,189; for Mr. Gaddis $545; and for Mr. Fallon $616, respectively.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

  Directors, officers, and employees of AFCB, TFSB and LSB are eligible to apply for mortgage, home equity, and savings account loans. Management believes these loans involve no more than the normal risk of collectability and do not present any unfavorable features. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with the general public. Furthermore, under regulations applicable to TFSB, the interest rate charged on such loans may not be below the institution's current cost of funds. Employees who have a specified number of years of continuous employment and who are not key staff members may receive preferential treatment on a portfolio mortgage for their primary residence. Preferential treatment includes waiver of points, application fees and credit fees. Moreover, all loans to executive officers and Directors must be approved by the Loan Committee and the Board of Directors of the respective bank.

  LSB leases office space for its lending function at 57 Bedford Street in Lexington, Massachusetts from Lumber Yard Realty Trust. LSB made payments of approximately $166,000 to Lumber Yard Realty Trust in 1996. In addition, LSB made payments of approximately $26,000 to R.W. Connelly Associates in 1995 for improvements to its Lexington Center office. Robert W. Connelly, a director of LSB through September 1996, is the owner of Lumber Yard Realty Trust and R.W. Connelly Associates.

                         STOCKHOLDER RETURN COMPARISON

  The following table compares the total return since the effective date of the Affiliation of AFCB's Common Stock to the NASDAQ Stock Market total return indices for all U.S. Companies and for Bank Stocks as prepared for NASDAQ by the Center for Research in Security Prices (CRSP) at the University of Chicago and listed on the Bloomberg System. The graph lines represent quarterly index levels derived from compounded daily returns that include all dividends. The indices are reweighed daily, using the market capitalization on the previous trading day.


                         [GRAPH APPEARS HERE]

------------------------------------------------------------------------------------------------
                      10/19/95     12/31/95     03/31/96     06/30/96     09/30/96     12/31/96
------------------------------------------------------------------------------------------------
AFCB                  $100.000     $103.851     $106.657     $105.881     $124.507     $131.373
NASDAQ Comp.          $100.000     $100.629     $105.335     $113.927     $117.984     $123.782
NASDAQ Bank           $100.000     $102.629     $106.706     $108.483     $120.210     $135.662
------------------------------------------------------------------------------------------------

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, to the best knowledge and belief of AFCB, certain information as of March 3, 1997, regarding the beneficial ownership of the Common Stock by (i) each of AFCB's continuing Directors and nominees; (ii) each of AFCB's executive officers and the named executive officers in the Summary Compensation Table above; (iii) AFCB's subsidiary bank ESOPs, (iv) AFCB's subsidiary banks' Directors and executive officers as a group; and (v) each person (including any "group," as that term is used in Section 13(d)(3) of the 1934 Act) known to AFCB to own more than 5% of the outstanding Common Stock.

                                                         SHARES
                                                      BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                                OWNED(1)       CLASS
------------------------                              ------------   ----------
Fred C. Bailey......................................     13,723(2)         *
Kendrick G. Bushnell................................      9,000(3)         *
Jack E. Chappell....................................     30,001(4)         *
Timothy J. Hansberry................................     52,125(5)       1.0%
Edward S. Heald.....................................      4,501(6)         *
James E. McCobb, Jr.................................     25,691(7)         *
William J. Gaddis, Jr...............................     53,302(8)       1.0%
John G. Fallon......................................     23,468(9)         *
Quentin J. Greeley..................................     17,824(10)        *
Richard E. Green....................................     18,230(11)        *
Directors and executive officers as a group (10
 persons)...........................................    247,865(12)      4.7%
Subsidiary bank ESOPs...............................    180,575(13)      3.5%
Other directors and executive officers of subsidiary
 banks as a group (25 persons)......................    210,414(14)      4.0%
                                                        -------         ----
  Total of the above................................    638,854         11.7%
Brandes Investment Partners, Incorporated ..........    312,888(15)      6.1%
 12750 High Bluff Drive
 San Diego, CA 92130
First Manhattan Co. ................................    284,900(16)      5.5%
 437 Madison Avenue
 New York, NY 10022
Kennedy Capital Management, Inc ....................    261,300(17)      5.1%
 10829 Olive Blvd.
 St. Louis, MO 63141

--------
*   Less than 1%.
 (1) Beneficial ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed. The percent of class calculation for each line is made assuming options on that line are exercised, thus these do not sum to the total.
 (2) Includes 2,723 shares owned by Mr. Bailey jointly with his wife and 7,500 shares as to which Mr. Bailey holds currently exercisable options or options exercisable within 60 days.

 (3) Includes 7,500 shares to which Mr. Bushnell holds currently exercisable options or options exercisable within 60 days.
 (4) Includes 2,000 shares held by Mr. Chappell's spouse as to which he disclaims beneficial ownership, and 7,000 shares as to which Mr. Chappell holds currently exercisable options or options exercisable within 60 days.
 (5) Includes 2,400 shares held jointly with Mr. Hansberry's spouse. Also includes 38,000 shares as to which Mr. Hansberry holds currently exercisable options or options exercisable within 60 days and 107 shares allocated to Mr. Hansberry under the LSB ESOP.
 (6) Includes 4,000 shares as to which Mr. Heald holds currently exercisable options or options exercisable within 60 days.
 (7) Includes 2,500 shares held jointly with Mr. McCobb's spouse, 20,000 shares, as to which Mr. McCobb holds currently exercisable options or options exercisable within 60 days and 2,691 shares allocated to Mr. McCobb under the TSFB ESOP.
 (8) Includes 10,535 shares owned by Mr. Gaddis jointly with his wife, 20,333 shares as to which Mr. Gaddis holds currently exercisable options or options exercisable within 60 days and 107 shares allocated to Mr. Gaddis under the LSB ESOP.
 (9) Includes 20,333 shares as to which Mr. Fallon holds currently exercisable options or options exercisable within 60 days and 107 shares allocated to Mr. Fallon under the LSB ESOP.
(10) Includes 2,380 shares held jointly with Mr. Greeley's spouse and 253 shares held by him as custodian for his son as to which he disclaims beneficial ownership. Also includes 13,000 shares as to which Mr. Greeley holds currently exercisable options or options exercisable within 60 days and 1,920 shares allocated to Mr. Greeley under the TSFB ESOP.
(11) Includes 13,500 shares as to which Mr. Green holds currently exercisable options or options exercisable within 60 days and 2,162 shares allocated to Mr. Green under the TSFB ESOP.
(12) Includes 151,166 shares subject to currently exercisable options or options exercisable within 60 days and 7,094 shares allocated under TFSB or LSB ESOP plans.
(13) Excludes the 7,094 ESOP shares allocated to named executive officers in the Summary Compensation Table.
(14) Excludes the 10 individuals named in the above table. Includes 134,165 shares subject to exercisable options or options exercisable within 60 days.
(15) Based on a Schedule 13G filed under the 1934 Act dated February 12, 1997, indicating that the reporting person, a registered investment adviser, has sole voting power over all shares and shares dispositive power with respect to 312,588 shares and has sole dispositive power over 300 shares.
(16) Based on a Schedule 13G filed under the 1934 Act dated January 30, 1997, indicating that the reporting person, a registered investment adviser, has sole voting and dispositive power with respect to 234,426 shares, has shared voting and dispositive power with respect to 24,974 shares and has shared dispositive power with respect to 25,500 shares.
(17) Based on a Schedule 13G filed under the 1934 Act dated February 10, 1997, indicating that the reporting person, a registered investment adviser, has sole voting and dispositive power with respect to 221,750 shares and sole dispositive power with respect to 39,550 shares.

  The table includes the beneficial holdings of Directors and executive officers of LSB and TFSB, the two wholly owned subsidiaries. Certain of such persons may file reports with the Securities and Exchange Commission regarding their Common Stock ownership under Section 16(a) of the 1934 Act for informational purposes only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the 1934 Act requires AFCB's executive officers, Directors and greater than 10% shareholders ("Reporting Persons") to file certain reports with respect to their beneficial ownership of Common Stock. Based solely on a review of the Section 16 reports furnished by the Reporting Persons and, where applicable, any written representation by any of them that Annual Statements of Changes in Beneficial Ownership on Form 5 were not required, AFCB believes that all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to 1996 have been complied with on a timely basis.

                               PROPOSAL NUMBER 2
                           AMENDMENT AND RESTATEMENT
                           OF 1995 STOCK OPTION PLAN

BACKGROUND OF THE PLAN AND REASONS FOR AMENDMENT

  When LSB and MSCB became affiliated in 1995 there were between them an aggregate of 175,720 shares available for stock option grants. At that time, AFCB adopted the 1995 Stock Option Plan (the "Plan") in connection with the Affiliation, in lieu of making any future option grants under the existing LSB and MSCB option plans, and no additional authorization for option shares was sought. The original number of shares of Common Stock subject to the Plan was 175,720, which was equal to the aggregate number of available shares remaining under the existing plans. Only 42,720 of the shares originally authorized under the Plan remain available for grant. AFCB's Board anticipates that additional option shares will be needed as a long-term incentive for employees and directors of AFCB and its bank subsidiaries.

  The Plan was structured to conform to the requirements of Rule 16b-3 under the 1934 Act as in effect at the time of the Affiliation, which required, among other things, that option grants to members of the Option Committee not be discretionary but be made pursuant to a formula set forth in the Plan. Effective April 18, 1996, the AFCB Board amended the Plan, subject to stockholder approval, to provide for the grant of a non-qualified option to purchase 1,000 shares of Common Stock to each of the members of the Option Committee. Effective November 1, 1996, the Securities and Exchange Commission amended Rule 16b-3 to eliminate many of the prior restrictions from the rule, including the requirement of formula rather than discretionary grants for members of the Option Committee. Therefore, a number of the Plan's provisions, including the restriction against making discretionary option grants to members of the Option Committee, were no longer necessary for grants under the Plan to comply with Rule 16b-3.

PROPOSED AMENDMENT AND RESTATEMENT OF THE PLAN

  SUMMARY. As a result of the foregoing developments, on January 16, 1997, the AFCB Board voted to amend and restate the Plan, subject to stockholder approval at the Annual Meeting. The complete text of the Plan, as amended and restated, is attached as Exhibit A to this Proxy Statement, and this discussion is qualified in its entirety by reference to the Plan. The Plan, as amended and restated, includes the following provisions: (i) the grant of an option to purchase 1,000 shares of Common Stock to each member of the Option Committee, effective as of April 18, 1996; (ii) certain administrative changes to conform the Plan to the provisions of new Rule 16b-3; and (iii) the addition of 250,000 shares of Common Stock to the shares available for issuance under the Plan. The additional 250,000 shares represent approximately
4.8 percent of the number of shares of Common Stock currently outstanding.

  DESCRIPTION OF AMENDMENTS. With the additional 250,000 shares, the aggregate number of shares of Common Stock that may be issued pursuant to stock options or stock appreciation rights under the amended and restated Plan has been increased from 175,720 to 425,720. The balance of the 1997 amendments to the Plan are designed principally to conform the Plan to the more flexible provisions of new Rule 16b-3. Accordingly, the Plan's prior restriction against discretionary option grants to members of the Option Committee has been deleted, as have (i) the requirement that options not be exercisable for at least six months from the grant date, and (ii) the restrictions on the timing of elections to exercise stock appreciation rights or to have shares withheld to satisfy tax obligations upon the exercise of options. The amended and restated Plan includes the April, 1996 provision for 1,000-share option grants to the member of the Option Committee as well as the original provision for automatic 3,000-share option grants to new directors of TFSB and LSB, while deleting a provision, required under old Rule 16b-3, that such formula grants not be amended more than once in any six-month period.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The AFCB Board recommends a vote "FOR" approval of the amendment and restatement of the Plan. The Board believes that the changes to the Plan, and in particular the additional 250,000 shares of Common Stock, are necessary to permit AFCB and its existing and proposed bank subsidiaries to continue to attract and retain the high caliber of employees and directors that future growth will require.

  A quorum being present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the proposal shall be required for its approval. Thus, abstentions will have the effect of a vote against the proposal, while broker non-votes (if any) will have no effect.

                             INDEPENDENT AUDITORS

  The consolidated financial statements of AFCB including its two subsidiaries, TFSB and LSB, for the year ended December 31, 1996 have been audited and reported upon by Arthur Andersen LLP. In connection with its independent audit function, Arthur Andersen LLP also reviewed certain regulatory filings, and issued reports in specific areas, including internal control, compliance with procedures, and the accuracy of computations as required by agreement, local law or management. Neither Arthur Andersen LLP nor any of its partners has any direct or indirect financial interest in, or any connection (other than as independent auditors) with, AFCB or any of AFCB's subsidiaries.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will be afforded the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  For a proposal of a stockholder to be included in AFCB's proxy statement for its 1998 Annual Meeting, it must be received at the principal executive offices of AFCB on or before November 20, 1997. Such a proposal also must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

  In addition, AFCB's By-laws provide that any stockholder wishing to nominate a Director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-laws, to AFCB at its principal executive offices not less than 60 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 days prior to the Anniversary Date or 60 days after the Anniversary Date, such nominations or proposals must be delivered to AFCB not later than the earlier of 60 days prior to the scheduled date of the annual meeting or 10 days after the first public disclosure of the meeting date.

                            SOLICITATION OF PROXIES

  The cost of solicitation of proxies in the form enclosed herewith will be borne by AFCB. In addition to the solicitation of proxies by mail, Directors, officers and employees may also solicit proxies personally, by telephone, by fax or other means, although they will receive no additional compensation for these services. AFCB's management also will request persons, firms, banks and corporations holding shares in their own names or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. AFCB has retained Morrow & Company, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at an estimated fee of $4,500 plus reimbursement of reasonable out-of-pocket expenses.

                                 OTHER MATTERS

  The Board does not know of any matter other than as described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DESIRE TO VOTE YOUR STOCK IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

                                                                      EXHIBIT A

                      AFFILIATED COMMUNITY BANCORP, INC.

                            1995 STOCK OPTION PLAN

                   AS AMENDED AND RESTATED JANUARY 16, 1997

1. PURPOSES

  This Stock Option Plan (the "Plan") is intended as a performance incentive for directors, officers, employees and other key persons of Affiliated Community Bancorp, Inc. (the "Corporation") and its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Corporation. The Corporation intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Non-qualified Options") and stock appreciation rights under the Plan. The term "Subsidiaries" includes The Federal Savings Bank ("Federal"), Lexington Savings Bank ("Lexington"), and any other banking institution, corporation or entity in which stock or other securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities is owned directly or indirectly by the Corporation.

2. OPTIONS TO BE GRANTED AND ADMINISTRATION

  (a) Options granted under the Plan may be either Incentive Options or Non-qualified Options.

  (b) The Plan shall be administered by a committee (the "Option Committee") of not less than two directors of the Corporation appointed by the Board of Directors of the Corporation. It is the intention of the Corporation that each member of the Option Committee shall be a "non-employee director" as that term is defined and interpreted pursuant to Rule 16b-3 or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Action by the Option Committee shall require the affirmative vote of a majority of all its members.

  (c) Subject to the terms and conditions of the Plan, the Option Committee shall have the power:

    (i) To determine from time to time the persons to be granted options from among those persons eligible under the Plan and the type and number of options to be granted to such persons and the shares of stock of the Corporation covered thereby, and to prescribe the terms and provisions (which need not be identical) of each option granted under the Plan to such persons, taking into account as the Option Committee may deem appropriate the recommendations of members of the Boards of Directors of the Corporation or of any Subsidiary thereof;

    (ii) To construe and interpret the Plan and options granted thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Option Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Corporation and the Optionees; and

    (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to the Plan.

3. STOCK

  (a) The stock subject to the options granted under the Plan shall be shares of the Corporation's authorized but unissued common stock, par value $0.01 per share (the "Common Stock"). The total number of shares that may be issued pursuant to options or stock appreciation rights granted under the Plan shall not exceed an aggregate of 425,720 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 8 hereof.

  (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan, except for options surrendered as provided in
Section 7 hereof.

4. ELIGIBILITY

  (a) Incentive Options may be granted only to officers and other full-time employees of the Corporation or its Subsidiaries, including members of the Board of Directors who are also employees of the Corporation or its Subsidiaries. Non-qualified Options may be granted to officers, employees, or other key persons of the Corporation or its Subsidiaries and to members of the Board of Directors of the Corporation or its Subsidiaries (regardless of whether they are also employees).

  (b) If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary or parent corporation, the purchase price per share of Common Stock subject to any Incentive Option granted to such employee shall be not less than 110% of the fair market value of the Common Stock on the grant date.

  (c) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Options (under all option plans of the Corporation and its parent and subsidiary corporations under Section 424 of the Code) become exercisable for the first time by any individual during any calendar year shall not exceed $100,000. Any option granted under the Plan in excess of the foregoing limitations shall be deemed to be a Non-qualified Option.

  (d) Each person who first becomes a non-employee member of the Board of Directors of the Corporation, Federal or Lexington following the "Effective Time" of the "Affiliation" of Federal and Lexington as subsidiaries of the Corporation, as such terms are defined in the Affiliation Agreement and Plan of Reorganization dated March 14, 1995 by and between Main Street Community Bancorp, Inc. and Lexington (except any person who then served or has served as a director of the Corporation, Federal or Lexington), shall automatically be granted, upon the date such person first became such a director, one Non-qualified Option to purchase 3,000 shares of Common Stock. Each member of the Option Committee shall automatically be granted, on April 18, 1996, one Non-qualified Option to purchase 1,000 shares of Common Stock. Each such option shall be fully vested as of the date of grant. The other terms of such options, including without limitation the purchase price per share of Common Stock thereunder, shall be determined as set forth in Section 5 hereof. The provisions of this Section 4(d) shall apply only to automatic grants of options to non-employee directors, and shall not be deemed to modify, limit or otherwise apply to any other provisions of the Plan or to any option granted thereunder to any other participant, including options granted to non-employee directors otherwise than pursuant to this Section 4(d).

5. TERMS OF OPTION AGREEMENTS

  Each option agreement shall contain such provisions as the Option Committee shall from time to time deem necessary or expedient. Each option granted under the Plan shall be subject to the following provisions:

    (a) Expiration. Notwithstanding any other provision of the Plan (including without limitation the last sentence of Section 9) or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

    (b) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number of shares as is subject to exercise under the option at the time.

    (c) Vesting and Termination of Employment.

      (i) Each option shall become vested and exercisable in such installments (which need not be equal) and on such dates as may be designated by the Option Committee at the time such option is granted under the Plan or otherwise. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

      (ii) In the event of a Change in Control of the Corporation (as defined in Section 5(f) below), all options outstanding under the Plan as of the date of such Change in Control shall become immediately exercisable in full, notwithstanding any vesting or other provisions of the option agreement.

      (iii) The Option Committee may in its discretion specify, at the time an option is granted under the Plan or otherwise, a period or periods within which such option may be exercised following retirement of the Optionee or termination of the Optionee's employment with the Corporation or its Subsidiaries for any reason.

    (d) Purchase Price. The purchase price per share of Common Stock under each option shall be not less than the fair market value of the Common Stock on the date the option is granted. For the purposes of the Plan, the fair market value of the Common Stock on such date shall be determined in good faith by the Option Committee; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices reported for the Common Stock on NASDAQ for the last trading day preceding the grant date, or (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or market for the last trading day preceding the grant date.

    (e) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Corporation shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Corporation. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

    (f) Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in either of the following events: (i) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) if, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation immediately before such transaction shall cease to constitute at least fifty percent (50%) of the Board of Directors of the Corporation or of any successor institution.

    (g) Transfer. No options or stock appreciation rights shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Options and stock appreciation rights may be exercised during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative.

6. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

  (a) Any option granted under the Plan may be exercised by the Optionee by delivering to the Corporation on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

  (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash, check or other instrument acceptable to the Corporation equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable option agreement, in shares of Common Stock of the Corporation having a fair market value on the date of exercise, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock. In addition, payment for the shares of Common Stock may be made, if permitted by the Corporation, by the Optionee delivering the Notice to the Corporation together with irrevocable instructions to a broker to promptly deliver to the Corporation the Total Option Price in cash or by check or other instrument acceptable to the Corporation; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Corporation shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection. The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon receipt by the Corporation of the Total Option Price for such shares and the fulfillment of any other applicable requirements (including payment of any amount required to be withheld by the Corporation pursuant to any applicable law).

7.  STOCK APPRECIATION RIGHTS

  (a) The Option Committee may, but shall not be obligated to, include stock appreciation rights in tandem with any option granted under the Plan, on such terms and conditions as it deems appropriate in each case. Such stock appreciation rights shall permit the Optionee, at his or her election, to surrender to the Corporation the right to exercise such option (or portion thereof) in consideration for the payment by the Corporation of an amount equal to the excess of the fair market value on the date of surrender, determined as provided in Section 5(d) hereof, of the shares of Common Stock subject to such option (or portion thereof) surrendered over the option exercise price of such shares. Such payment may be made, at the discretion of the Option Committee, in shares of Common Stock valued at the fair market value thereof on the date of such surrender, determined as provided in Section 5(d) hereof, or in cash, or any combination thereof.

  (b) Any option surrendered as provided in this Section 7 shall be canceled by the Corporation and shall not be subject to further grant.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

  (a) If the shares of the Corporation's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

  (b) The Option Committee shall have the discretion and power in the case of any event specified in Section 8(a) to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified herein.

  (c) Adjustments under this Section 8 shall be determined by the Option Committee and such determination shall be conclusive.

9. EFFECT OF CERTAIN TRANSACTIONS

  In the case of (i) the dissolution or liquidation of the Corporation, (ii) a reorganization, merger or consolidation in which the Corporation is acquired by another entity (other than a holding company formed by the Corporation) or in which the Corporation is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Corporation to another entity, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in
Section 8. In the event of such termination, all outstanding options under the Plan shall be exercisable in full for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period.

10. TAX WITHHOLDING

  (a) Payment by Optionee. Each Optionee shall, no later than the date as of which the value of any option or stock appreciation right granted hereunder or of any shares issued upon the exercise of such option or stock appreciation right first becomes includable in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

  (b) Payment in Shares. Subject to the approval of the Option Committee, an Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares to be issued to the Optionee a number of shares with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares owned by the Optionee with an aggregate fair market value (determined by the Option Committee in accordance with Section 5(d) as of the date the withholding is effected) that would satisfy the withholding amount due.

11. AMENDMENT OF THE PLAN

  The Board of Directors of the Corporation may amend the Plan at any time, and from time to time, subject to any required regulatory approval and to the limitation that, except as provided in Sections 8 and 9 hereof, no amendment shall be effective unless approved by the stockholders of the Corporation in accordance with applicable law and regulations at an annual or special meeting held before or after the date of adoption of such amendment, where such amendment will:

    (a) increase the number of shares of Common Stock as to which options may be granted under the Plan;

    (b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

    (c) reduce the minimum option price; or

    (d) otherwise materially increase the benefits accruing to participants under the Plan.

  Except as provided in Sections 8 and 9 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by any such amendment in a manner adverse to an Optionee, except with the consent of the Optionee.

12. NONEXCLUSIVITY OF THE PLAN

  Neither the adoption of the Plan by the Board of Directors of the Corporation nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors of the Corporation to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The Plan or the granting of options thereunder shall not be deemed to confer upon any employee of the Corporation or its Subsidiaries any right to continued employment.

13. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

  (a) The obligation of the Corporation to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities and tax laws, and the obtaining of all such approvals from governmental agencies as may be deemed necessary or appropriate by the Option Committee.

  (b) The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

14. EFFECTIVE DATE OF PLAN

  The Plan first became effective as of the Effective Date of the Affiliation. It was amended, subject to stockholders' approval, as of April 18, 1996, to provide for grant of options to members of the Option Committee. It was further amended and restated, subject to stockholders' approval, on January 16, 1997. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

                                  DETACH HERE

                   REVOCABLE PROXY/VOTING INSTRUCTION CARD

                      AFFILIATED COMMUNITY BANCORP, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 23, 1997
P
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
R
       The undersigned hereby constitutes and appoints Jack E. Chappell and O Timothy J. Hansberry, or either of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to X represent and to vote all shares of Common Stock of Affiliated Community
   Bancorp, Inc. (the "Company") held by the undersigned as of the close
Y of business on March 3, 1997 at the Annual Meeting of Stockholders to be held at the Sheraton Tara Lexington Inn, 727 Marrett Road, Route 2A, Lexington, Massachusetts, on Wednesday, April 23, 1997 at 9:30 a.m., or at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the enclosed envelope.

        The undersigned hereby acknowlege(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto, and a copy of the Company's 1996 Annual Report, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

    (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE) [SEE REVERSE SIDE]

                      AFFILIATED COMMUNITY BANCORP, INC.

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                           1996 FINANCIAL HIGHLIGHTS

    . On a comparable basis:
      --fully diluted 1996 earnings per share were up 32% from 1995
      --1996 return on equity was 9.96% versus 7.83% in 1995
      --1996 return on assets was 1.01% versus 0.92% in 1995
      --1996 expense efficiency ratio was 50.8%, improving further from 55.5% in 1995
             (Note: 1996 figures exclude charge for FDIC SAIF recapitalization; 1995 figures exclude merger costs.)

    . Fourth quarter 1996 dividend was up 25% from 1995.

    . Year-end 1996 loans were up $110 million (20%) from 1995.

    . Year-end 1996 deposits were up $69 million (12%) from 1995.

    . Year-end 1996 assets were $1.03 billion, up 18% from 1995.

    See the Company's 1996 Annual Report (enclosed) for additional information.


                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    PLEASE MARK BOXES IN BLUE OR BLACK INK.

    1. Proposal to elect Jack E. Chappell and Fred C. Bailey as
       Directors, each for a three-year term to continue until the 2000 Annual Meeting of Stockholders and until each Director's successor is elected and qualified.

                       FOR        WITHHELD
                       [_]          [_]


    [_]________________________________________
       For, except vote withheld as noted above


    2. Proposal to approve the amendment and restatement of the Company's 1995 Stock Option Plan.

                      FOR     AGAINST    ABSTAIN
                      [_]       [_]        [_]



         MARK HERE                            MARK HERE
        FOR ADDRESS [_]                      IF YOU PLAN [_]
         CHANGE AND                           TO ATTEND
        NOTE AT LEFT                         THE MEETING

    PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE
    ENCLOSED ENVELOPE.

    Please sign name exactly as shown. Where there is more than one holder, EACH should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.


Signature:_________________________________ Date:____________


Signature:_________________________________ Date:____________